SCHEDULE 14A
                                 (Rule 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14 (a) of the
                         Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [  ]
Filed by a Party other than the Registrant [X]
Check the appropriate box:
Preliminary Proxy Statement [X]
Confidential, for Use
of the Commission Only (as permitted by Rule 14a-6(e) (2) [  ]
Definitive Proxy Statement [ ]
Definitive Additional Materials [  ]
Soliciting Material Pursuant to Rule 14a-11 (c) or Rule 14a-12

                               GA FINANCIAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                     COMMITTEE TO PRESERVE SHAREHOLDER VALUE
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(Name of Person (s) filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ X] No fee required
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     0-11.

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[  ]     Check box if any part of the fee is offset as provided by Exchange Act
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paid previously.  Identify the previous filing  by registration statement
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


                               GA FINANCIAL, INC.
                                ________________

                         ANNUAL MEETING OF STOCKHOLDERS
                                 April 23, 2003
                               ___________________

             PROXY STATEMENT OF THE GA FINANCIAL, INC. COMMITTEE
                 TO PRESERVE SHAREHOLDER VALUE (THE "COMMITTEE")
                              [OPPOSES THE BOARD OF
                        DIRECTORS OF GA FINANCIAL, INC.]

This Proxy Statement and GREEN proxy card are being furnished to holders of the common stock (the "Stockholders"), par value $.01 per share (the "Common Stock") of GA Financial, Inc. (the "Company") a Delaware Corporation, in connection with the solicitation of proxies (the "Proxy Solicitation") by the GA Financial, Inc. Committee to Preserve Shareholder Value (the "Committee"). The Annual Meeting of Stockholders is to be held on April 23, 2003. Please refer to the Company's proxy statement for the time and location of this meeting (the "Annual Meeting"). Stockholders who own the Common Stock on March 10,2003 will be entitled to vote ("Annual Meeting Record Date"). The Company's principal executive offices are located at 4750 Clairton Boulevard, Pittsburgh, PA 15236.

At the Annual Meeting, the Company will be seeking (i) the election of two Directors for a term of three years or until a successor has been elected and qualified and (ii) ratification of the appointment of KPMG LLP independent auditors.

The Committee members own approximately 312,542 shares (6.07%) of the Company's outstanding Common Stock and are soliciting the votes of other Stockholders to elect one Director at this year's Annual Meeting in opposition to the two (2) directors nominated for election by the Company. The Committee is soliciting your proxy in support of the election of Lawrence Seidman ("Seidman") (the "Committee Nominee") to the Company's Board of Directors.

The Committee consists of Seidman and Associates, L.L.C. ("SAL"), a New Jersey Limited Liability Company; Seidman Investment Partnership, L.P.; ("SIP"), a New Jersey Limited Partnership; Seidman Investment Partnership II, L.P.("SIP II"), a New Jersey Limited Partnership; Kerrimatt, L.P. ("Kerrimatt"), a New Jersey Limited Partnership; Federal Holdings, LLC ("Federal"), a New York Limited Liability Company; Pollack Investment Partnership, LP ("PIP"), a New Jersey Limited Partnership, Dennis Pollack ("Pollack") and Seidman. This Proxy Statement and GREEN proxy card are being first mailed or furnished to Stockholders on or about March --, 2003.

The Committee's goal is to preserve shareholder value and it is the opinion of the Committee that one of the best ways to accomplish this goal is through the representation of a significant shareholder on the Board of Directors. Through representation on the Board of Directors, the Committee Nominee will attempt to persuade the Board of Directors to: (i) accelerate the Company's share repurchase program; and (ii)retain an investment banker to determine the value of the Company in a sale versus remaining independent.

Remember, your last dated proxy is the only one which counts, so return the GREEN card even if you delivered a prior proxy. We urge you not to return any proxy card sent to you by the Company.

Your vote is important, no matter how many or how few shares you hold. If your shares are held in the name of a brokerage firm, bank, or nominee, only they can vote your shares and only upon receipt of your specific instructions. Accordingly, please return the GREEN proxy card in the envelope provided by your Bank or Broker or contact the person responsible for your account and give instructions for such shares to be voted for the Committee Nominee.

If your shares are registered in more than one name, the GREEN proxy card should be signed by all such persons to ensure that all shares are voted for the Committee's Nominee.

Please refer to the Company's proxy statement for a full description of management's proposals, the securities ownership of the Company, the share vote required to ratify each proposal, information about the Company's Officers and Directors, including compensation, information about the ratification of the appointment of KPMG, LLP, as independent auditors and the date by which Stockholders must submit proposals for inclusion at the next Annual Meeting.

Holders of record of shares of Common Stock on the Annual Meeting Record Date are urged to submit a proxy even if such shares have been sold after that date. The number of shares of Common Stock outstanding as of the Annual Meeting Record Date is --------. Each share of Common Stock is entitled to one vote at the Annual Meeting.

If you have any questions or need assistance in voting your shares, please call:

                                D. F. King & Co.
                             Att: Richard Grubaugh
                                 48 Wall Street
                            New York, New York 10005
                         (Call Toll Free (800) 290-6426)

                              THE COMMITTEE'S GOAL:

                        OUR GOAL IS TO MAXIMIZE THE VALUE
                         OF THE COMPANY'S STOCK FOR ALL
                                  SHAREHOLDERS

The Committee believes its fellow Shareholders have the same goal: to maximize the value of the Company's stock they purchased. The Committee believes that the Company should immediately retain an investment banker. The Committee will request that the investment banker analyze the Company's value in a sale versus remaining independent to assist the Company's Board in reaching an informed decision on how to maximize shareholder value. In addition, the investment banker will also evaluate whether the Company can make in-market acquisitions that are accretive (acquisitions that will add to the earnings per share of the Company within one year). The Committee does not believe that the value of the Company's stock can be maximized solely through internal growth.

If the Company cannot grow through accretive acquisitions, the goal to maximize value can be accomplished most effectively by selling or merging the Company. The only way the Committee can be assured that its proposals receive appropriate consideration is through Board representation. The Committee has urged management to pursue acquisition/merger discussions with potentially interested banks so the Company could properly compare the economic benefits of an acquisition of other financial institutions to a sale of the Company.

No guarantee, or assurance, can be given that the Committee's proposals will result in a maximization of shareholder value. It is simply, and solely, the Committee's opinion that these proposals are likely to produce positive results for all shareholders.

                           SEIDMAN'S DECEMBER 4, 2002
                           MEETING WITH JOHN M. KISH

On December 4, 2002 Mr. Seidman met in Pittsburgh with John M. Kish, the Chairman of the Board and Chief Executive Officer of the Company and primary subsidiary Great American Federal (the "Association"), two members of the Board and two members of senior management.

Mr. Seidman requested that the Board be enlarged by one seat and that he be added to the Board. This suggestion would not require any present Board Member to be removed. Based upon the Certificate of Incorporation and By-Laws of the Company, the addition of one seat to the Board would not require an amendment to the Certificate of Incorporation or By-Laws. Based upon the Certificate of Incorporation, the number of directors shall be fixed exclusively by the Board pursuant to a resolution adopted by a majority of the whole Board.

Mr. Seidman received a letter from Mr. Kish dated January 10th, 2003 denying his request for Board representation.

                 THE PRICE RECEIVED BY ALL PENNSYLVANIA THRIFTS
                  IN THE LAST TWO CALENDAR YEARS COMPARED TO
                         THE COMPANY'S FINANCIAL RESULTS

The Company's stock, based upon its closing price of $25.29 on February 3, 2003, is trading at 1.29 times its December 31, 2002 $19.54 book value and 19.15 times its twelve month December 31, 2002 diluted earnings per share of $1.32. In the opinion of the Committee, unless the Company can do an accretive acquisition, or significantly increase its earnings per share and return on equity, a sale of the Company at this time may be more beneficial than the Company remaining an independent financial institution. These facts are supported by the following chart, which reflects the mean and median price to book value, deposit premium and price to last twelve months earnings multiple paid for Pennsylvania banks and thrifts acquired in 2001 and 2002.

                     PENNSYLVANIA MERGER ACTIVITY 2001
-------------------------------------------------------------------------------
                                           PRICE/       PRICE/
    ACQUIROR/                  ANNOUNCE    TANGIBLE     LTM              DEPOSIT
    TARGET                       DATE      BOOK         EARNINGS (X)     PREMIUM
-------------------------------------------------------------------------------
BANKS
1.Sun Bancorp Inc./            1/16/01      211.94        15.62            13.67
Guaranty Bank NA
2.Three Rivers Bancorp Inc.    1/31/01      204.33        21.32            15.10
Pennsylvania Capital Bank
3. Promister Financial Corp/   2/24/01      132.53        16.41            16.40
FNH Corp.
4.F.N.B.Corp./                 6/14/01      231.77        22.57            22.65
Promistar Financial Corp.
5.Sovereign Bancorp Inc./      7/17/01      188.08          NM             12.87
Main Street Bancorp Inc.
6.Parkvale Financial Corp./    7/30/01      150.70        15.38            23.96
Second NB of Masontown

                        MEAN               186.56         18.26            17.44
                        MEDIAN             196.21         16.41            15.75

THRIFTS
1.ESB Financial Corp./        5/16/01      104.01         22.21            14.47
WSB Holding Co.
2.Fidelity Bancorp Inc./     10/10/01      114.52         26.82            18.44
Carnegie Financial Corp.

                        MEAN               109.27         24.52            16.46
                        MEDIAN             109.27         24.52            16.46
-------------------------------------------------------------------------------

                     PENNSYLVANIA MERGER ACTIVITY 2002
-------------------------------------------------------------------------------
                                            PRICE/       PRICE/
                          ANNOUNCE  DEAL    TANGIBLE     LTM             DEPOSIT
                            DATE    VALUE   BOOK         EARNINGS        PREMIUM
                                   ($M)     (%)           (x)             (%)
------------------------------------------------------------------------------
BANKS
1.Legacy Bank of Harrisburg/7/10/02  12.9    144.7          NM              7.2
Northern State Bank
2.Nat Penn Bancshares Inc/  9/24/02  94.5    332.5          32.5           29.0
First Service Bank
3.S & T Bancorp Inc./       3/20/02  87.4    214.9          17.1           21.2
Peoples Financial Corp
4.Sky Financial Group Inc.  5/7/02  154.7    191.8          19.0           13.5
Three Rivers Bancorp Inc.

MEAN                                87.4     220.9          22.8           17.7
MEDIAN                              91.0     203.3          19.0           17.3

THRIFTS
1.Berkshire Fin.Holdings/   3/11/02   3.4    111.1          NM              0.3
USABancShares.com Inc.
2.Laurel Capital Grp Inc./  9/12/02   9.9    132.7          NM              7.2
SFSB Holding Co.
3.Northwest Bancorp Inc.MHC/2/7/02    14.7   120.6          NM              2.3
Prestige Bancorp Inc.
4.Royal Bnk of Scotland Grp/9/30/02  494.5   314.6          26.9           26.0
Commonwealth Bancorp Inc.
5.Sun Bancorp Inc./        12/20/02    7.2   112.8          45.9            4.5
Steelton Bancorp Inc.
 MEAN                                105.9   158.4          36.4            8.1
 MEDIAN                                9.9   120.6          36.4            4.5


Based upon the thrift 2001 mean and median valuations shown above, the Company based upon a $19.54 book value, $524,067,000 of deposits and $1.32 diluted earnings per share for the Calendar Year 2002, is worth the following per share dollar amounts:

             Book Value         LTM Earning         Deposit Premium
-------------------------------------------------------------------------------
Mean           21.35              32.37                 36.30
               21.35              32.37                 36.30
-------------------------------------------------------------------------------

Based upon the thrift 2002 mean and median valuations shown above, the Company based upon a $19.54 stated book value, $524,067,000 of deposits and 1.32 diluted earnings per share for the Calendar Year 2002, is worth the following per share amount:

             Book Value         LTM Earning         Deposit Premium
-------------------------------------------------------------------------------
Mean           30.87              18.04                 27.78
               23.56              48.04                 24.12
-------------------------------------------------------------------------------

There can be no assurance or guarantee that the Company would receive a price equal to or greater than the mean or median ratio stated above.


                            THEREFORE A VOTE FOR THE
                          COMMITTEE NOMINEE IS A VOTE
                             TO START THE PROCESS TO
                         ACCELERATE THE SHARE REPURCHASE
                            PROGRAM, ATTEMPT TO DO AN
                            ACCRETIVE ACQUISITION AND
                              IF NOT POSSIBLE SELL
                            THE COMPANY FOR A PREMIUM
                          PRICE WHICH IS OPPOSED BY THE
                          PRESENT BOARD AND MANAGEMENT

Each Shareholder should be aware that the present election is only to elect one Director to the Board of Directors of the Company and has nothing to do with the election of Directors to the Association, the wholly owned banking subsidiary of the Company. The present Directors of the Company, even if the Committee Nominee wins this election, will still be able to appoint the Board of Directors of the Association, including the Company Nominees, even if they lose the election.

The Committee will not support Mr. Kish for election to the Company's Board, but if he is not elected, will support his appointment to the Board of the Association. Mr. Kish's failure to be elected to the Board of the Company will not adversely effect his position as the Chairman of the Board and Chief Executive Officer of the Association. Hopefully, if Mr. Seidman is elected to the Board of the Company, he will also be appointed to the Board of the Association. Notwithstanding which Board Mr. Seidman is on, he will request that Mr. Kish's and Mr. Cover's, Director, President and Chief Operating Officer of the Association employment contracts not be renewed on their respective anniversary date.

If a sale of the Company is not possible at a satisfactory price, the Committee Nominee, if elected, will work to increase the Company's earnings, earnings per share, earning assets and deposits and will strongly recommend that the Company aggressively pursue its stock repurchase program. In addition, the Committee Nominee will attempt to persuade the Company to pursue an accretive acquisition. The Board of Directors of the Company would have to determine a satisfactory price which could be either all cash or a combination of cash and stock. (The Board would have to make the same determination with respect to the consideration to be received in connection with a sale of the Company.) To accomplish the Committee's goal, the Nominee, if elected, will need the cooperation of two of the other Directors. Furthermore, the Nominee's plans could change subject to the fiduciary duty they will owe to all shareholders, if elected.

The Committee bases its position that the Board of Directors and Management of the Company oppose a sale of the Company upon statements by Mr.Kish to Mr. Seidman during a phone call shortly after the December 4, 2002 meeting. Mr. Kish stated that at the present time the Board is not interested in pursuing a sale of the Company and would prefer remaining independent.

Shareholders will not be afforded a separate opportunity to vote on the implementation of a stock repurchase program. Shareholders will be required to vote on a sale or a merger; except an acquisition for cash may not require shareholder approval.

                  MR. SEIDMAN'S PAST HISTORY OF PROMOTING THE
                        MAXIMIZATION OF SHAREHOLDER VALUE

Seidman has been involved in proxy contests in connection with the following eight separate companies since 1995, IBS Financial Corp.("IBSF"), Wayne Bancorp, Inc. ("WYNE"), South Jersey Financial Corp., Inc. ("SJFC"), Citizens First Financial Corp. ("CFSB"), Yonkers Financial Corp. ("YFCB"), First Federal Savings and Loan Association of East Hartford ("FFES"), Vista Bancorp, Inc. ("Vista")and Kankakee Bancorp, Inc. ("KNK") seeking to maximize shareholder value by either an accretive acquisition or sale of the respective companies. IBSF, WYNE, FFES, VBNJ, YFCB and SJFC were sold at significant premiums to their book value and earnings, as shown by the following chart:

                                 Multiples [X]              Director
Seller     Buyer                 Book Value %  LTM EPS [X]  Nominees
--------------------------------------------------------------------------------
Wyne  Valley National Bancorp      2.00           31.7      Seidman Nominees
IBSF  Hudson United Bancorp.       1.45           31.0      Seidman
SJFC  Richmond Cty. Fin. Corp.     1.14           24.1      Seidman
FFES  Connecticut Bancshares,Inc.  1.37           13.5      Seidman
VBNJ  United National Bankcorp     2.52           19.6      Seidman Nominees
YFCB  Atlantic Bank of New York    1.52           16.20     Seidman
--------------------------------------------------------------------------------
Seidman was a member of the Board of SJFC and FFES, and Williamson was a member of the Board of FFES.

Seidman was not successful in his proxy contest with CFSB, VBNJ, YFCB or KNK. However, Seidman was successful in having CFSB conduct a Dutch Auction for 15% of its outstanding shares. Seidman had proposed this Dutch Auction and, in an agreement with CFSB, agreed to tender the shares he controlled into the auction and to execute a standstill agreement. Thus, the Dutch Auction resulted in large measure from proposals made by, and actions undertaken, by Seidman. With respect to YFCB Seidman continually pushed YFCB to sell. On November 14, 2001 YFCB announced a sale to Atlantic Bank of New York at $29.00 cash per share, based upon the above ratios.

The Board of Directors of CNYF and AHCI, each agreed voluntarily to increase by one (1) the size of the Board and Seidman was added to each respective Board. CNYF was sold to Niagara Bancorp, Inc. at a premium price of 1.30 times book and
27.57 times its last twelve (12) month earnings. AHCI was sold to Hudson River Bancorp, Inc. at a premium price of 1.25 times book and 25.60 times its last twelve (12) months earnings.

In addition, Seidman filed a Schedule 13D disclosing a plan to maximize shareholder value through an accretive acquisition or sale of 1st Bergen Bancorp, Inc. ("FBER"), Eagle BancGroup, Inc. ("EGLB"), and Jade Finacial Corporation ("IGAF"). All three institutions were sold shortly after the respective announcements. FBER was sold to Kearney Savings Bank for 1.78 % of book value and 28.6 times earnings. EGLB was sold to First Busey Corporation ("FBC") for 1.41% of book value and 30.3 times earnings. IGAF was sold to PSB Bancorp, Inc. for 92% of book value and 26.06 times earnings. Except for IGAF, these companies were sold at a significant premium to book value and earnings and its prevailing stock price.

On December 6, 2002, Michael A. Griffith was appointed to the KNK Board of Directors. His appointment was part of an agreement with an investor group led by Jeffrey L. Gendell, which owned apprximately 9.8% of KNK's outstanding shares. On January 17, 2003, KNK announced, among other things the resignation of Larry Huffman, the President and Chief Executive Officer and the election of Mr. Griffith as the new KNK Chairman.

All of the above institutions, except Vista Bancorp, Inc. (VBNJ) were thrifts. Commercial banks normally receive multiples greater than thrifts.

There is no guarantee that the Company can be sold for a premium equal to or greater than the premium paid for the commercial banks and thrifts mentioned in this proxy statement.

                            RETURN ON AVERAGE EQUITY

The following chart reflects the Company's approximate return on equity for the past six calendar years:

                         1997                6.97%
                         1998                7.32%
                         1999                7.34%
                         2000                7.51%
                         2001                5.45%
                         2002                6.73%

Therefore, in six years the average return on equity has decreased. In the Committee's opinion, the historically average return on equity is anemic. Mr. Kish has been a director since 1983 and operating Chairman of the Board and Chief Executive Officer of the Company and Association since approximately 1998 and therefore is responsible for this performance.

Unfortunately, the Board rewarded management for its sub-par performance with employment contracts for Messrs Kish and Cover. Each of these Agreements have generally identical terms, except Mr. Kish's Agreement is for a three-year term and Mr. Cover's is for a two-year term. These Agreements provide that they are renewabale on an annual basis. The Committee would oppose renewal of these Agreements unless the performance of the Company is significantly improved.


                        ELECTION OF COMMITTEE NOMINEE

When you return the Committee's proxy card you are only voting for Mr.Seidman. Mr.Seidman has consented to being named in this Proxy Statement and has agreed to serve as a Director, if elected.

Lawrence Seidman, age 55, is a private investor whose principal office is located at 100 Misty Lane, Parsippany, NJ 07054. Mr. Seidman has sole investment discretion and voting authority for SAL, SIP, SIPII, Kerrimatt and Federal and shared investment discretion and voting authority for PIP. Mr. Seidman, from March 10, 1999 to April 2002 was the President, General Counsel and a Director of Menlo Acquisition Corporation and since April 2002 to the present has remained Associate General Counsel to Menlo Acquisition Corporation and its subsidiaries. Mr. Seidman is also Manager of Seidman & Associates, LLC, Co-General Partner of Pollack Investment Partnership, L.P. President of Veteri Place Corp., the sole General Partner of Seidman Investment Partnership, LP, Seidman Investment Partnership II, LP, Manager of Federal Holdings, L.L.C. and business consultant to certain partnerships and individuals, including, but not limited to, Kerrimatt, LP.

The members of the Committee have agreed to act in concert; however, they have expressly reserved the right to terminate their agreement to act in concert.

During the last ten (10) years: (i) none of the Committee members has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) none of the Committee members, has been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree, or final order enjoining future violations of, or prohibiting activities subject to, federal or state securities laws, or finding any violation with respect to such laws; (iii) the Committee members, other than SIPII, Pollack, PIP and Kerrimatt, were parties to a civil proceeding which ultimately mandated activities that were subject to federal securities laws. Specifically, a civil action was filed by IBSF, during a proxy contest with certain members of the Committee, in the U.S. District Court. This litigation named the members of the Committee, as Defendants; except, SIPII, Pollack, PIP, and Kerrimatt. The claim was made that three members on the Committee did not make all of the disclosures required by the Securities Exchange Act of 1934. The District Court entered a Judgment dismissing the claims made by IBSF. The Third Circuit Court of Appeals reversed in part, and remanded the matter, determining that two (2) additional disclosures should have been made. Pending the remand, an Amended Schedule 13D was filed making additional disclosures with regard to Seidcal Associates and Kevin Moore concerning the background, biographical and employment information on Brant Cali of Seidcal and Kevin Moore of Federal. Thereafter, the District Court entered a Judgment After Remand which directed the inclusion of these disclosures in the Schedule 13D.

None of the Committee members is, or was within the past year, a party to any contract, arrangements or understandings with any person with respect to any securities of the registrant, including, but not limited to joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies. In addition none of the Committee members or any associates of the Committee members have any arrangement or understanding with any person (a) with respect to any future employment by the Company or its affiliates; or (b) with respect to any future transactions to which the Company or any of its affiliates will or may be a party.

Mr. Seidman is the manager of SAL, Co-General Partner with Pollack in PIP, and is the President of the Corporate General Partner of SIP and SIPII and the investment manager for Kerrimatt and Federal; and, in that capacity, Mr. Seidman has the authority to cause those entities to acquire, hold, trade, and vote these securities and with respect to PIP, Seidman shares these functions with Pollack. SAL, SIP, SIPII, Kerrimatt, PIP and Federal were all created to acquire, hold, and sell publicly-traded securities. None of these entities was formed to solely acquire, hold, and sell the Company's securities. Each of these entities owns securities issued by one or more companies other than the Company. The members and limited partners in SIP, SIPII, SAL, Kerrimatt, PIP and Federal are all passive investors, who do not - and cannot - directly, or indirectly, participate in the management of these entities, including without limitation proxy contests. Seidman's total compensation is dependent upon the profitability of the operations of these entities, but no provision is made to compensate Seidman solely based upon the profits resulting from transactions from the Company's securities. In SAL, Seidman receives a $300,000 annual salary and a percentage of the profits, after the Members receive a return on their investment. In SIP, Federal and PIP, Seidman receives an annual fee, which is payable quarterly, based upon a valuation of the assets, and he receives a percentage of the profits. In Kerrimatt, Seidman receives an annual fee, which is payable quarterly based upon a valuation of the assets with a stated maximum fee payable, and he receives a percentage of the profits after a return to limited partners. In SIPII, Seidman receives a percentage of the profits and no annual fee.

On November 8, 1995, the acting Director of the Office of Thrift Supervision ("OTS") issued a Cease and Desist Order against Seidman ("C & D"), after finding that Seidman recklessly engaged in unsafe and unsound practices in the business of an insured institution. The C & D actions complained of were Seidman's allegedly obstructing an OTS investigation. The C & D ordered him to cease and desist from (i) any attempts to hinder the OTS in the discharge of its regulatory responsibilities, including the conduct of any OTS examination or investigation; and (ii) any attempts to induce any person to withhold material information from the OTS related to the performance of its regulatory responsibilities. The Order also provides that for a period of no less than three (3) years if Seidman becomes an institution-affiliated party of any insured depository institution subject to the jurisdiction of the OTS, to the extent that his responsibilities include the preparation or review of any reports, documents, or other information that would be submitted or reviewed by the OTS in the discharge of its regulatory functions, all such reports, documents, and other information shall, prior to submission to, or review by the OTS, be independently reviewed by the Board of Directors or a duly appointed committee of the Board to ensure that all material information and facts have been fully and adequately disclosed. In addition, a civil money penalty in the amount of $20,812 was assessed.

The voting power over the Company's securities is not subject to any contingencies beyond standard provisions for entities of this nature (i.e., limited partnerships and limited liability companies) which govern the replacement of a manager or a general partner. Specifically, the shares held by each of the named entities are voted in the manner that Seidman elects, in his non-reviewable discretion; except for PIP, where the voting discretion is shared with Pollack.

Additional Information concerning the Committee is set forth in Appendices A and B hereto. Each of the individuals listed on Appendix A attached hereto is a citizen of the United States.

                                    AUDITORS
The Committee has no objection to the ratification of the appointment of KPMG, LLP, as independent accountants for the Company for the fiscal year ending December 31, 2003.

                             SOLICITATION; EXPENSES

Proxies may be solicited by the Committee by mail, advertisement, telephone, facsimile, telegraph, and personal solicitation. Phone calls will be made to individual shareholders by Seidman, and employees of D. F. King & Co. Seidman will be principally responsible to solicit proxies for the Committee and certain of Seidman's employees will perform secretarial work in connection with the solicitation of proxies, for which no additional compensation will be paid. Banks, brokerage houses, and other custodians, nominees, and fiduciaries will be requested to forward the Committee's solicitation material to their customers for whom they hold shares and the Committee will reimburse them for their reasonable out-of-pocket expenses. The Committee has retained D. F. King & Co. to assist in the solicitation of proxies and for related services. The Committee will pay D. F. King & Co. a fee of up to $25,000 and has agreed to reimburse it for its reasonable out-of-pocket expenses. In addition, the Committee has also agreed to indemnify D. F. King & Co. against certain liabilities and expenses, including liabilities and expenses under the federal securities laws. The Securities and Exchange Commission deems such an indemnification to be against public policy. Approximately ten (10) persons will be used by D. F. King & Co.in its solicitation efforts.

The entire expense of preparing, assembling, printing, and mailing this Proxy Statement and related materials and the cost of soliciting proxies will be borne by SAL, SIP, PIP, Federal, Kerrimatt and SIP II. The Committee does not intend to solicit proxies via the Internet.

Although no precise estimate can be made at the present time, the Committee currently estimates that the total expenditures relating to the Proxy Solicitation incurred by the Committee will be approximately $40,000 of which $-0- has been incurred to date. The Committee intends to seek reimbursement from the Company for those expenses incurred by the Committee, if the Committee's Nominee is elected, but does not intend to submit the question of such reimbursement to a vote of the Shareholders.

For the proxy solicited hereby to be voted, the enclosed GREEN proxy card must be signed, dated, and returned to the Committee, c/o D. F. King & Co. Inc., in the enclosed envelope in time to be voted at the Annual Meeting. If you wish to vote for the Committee Nominee, you must submit the enclosed GREEN proxy card and must NOT submit the Company's proxy card. If you have already returned the Company's proxy card, you have the right to revoke it as to all matters covered thereby and may do so by subsequently signing, dating, and mailing the enclosed GREEN proxy card. ONLY YOUR LATEST DATED PROXY WILL COUNT AT THE ANNUAL MEETING. Execution of a GREEN proxy card will not affect your right to attend the Annual Meeting and to vote in person. Any proxy may be revoked as to all matters covered thereby at any time prior to the time a vote is taken by (i) filing with the Secretary of the Company a later dated written revocation; (ii) submitting a duly executed proxy bearing a later date to the Committee; or (iii) attending and voting at the Annual Meeting in person. Attendance at the Annual Meeting will not in and of itself constitute a revocation.

Shares of Common Stock represented by a valid, unrevoked GREEN proxy card will be voted as specified. You may vote for the Committee's Nominee or withhold authority to vote for the Committee's Nominee by marking the proper box on the
GREEN  proxy  card.   Shares   represented  by  a  GREEN  proxy  card  where  no
specification has been made will be voted for the Committee's Nominee and for KPMG, LLP.

Except as set forth in this Proxy Statement, the Committee is not aware of any other matter to be considered at the Annual Meeting. The persons named as proxies on the enclosed GREEN proxy card will, however, have discretionary voting authority as such proxies regarding any other business that may properly come before the Annual Meeting.

If your shares are held in the name of a brokerage firm, bank, or nominee, only they can vote such shares and only upon receipt of your specific instructions. Accordingly, please return the proxy in the envelope provided to you or contact the person responsible for your account and instruct that person to execute on your behalf the GREEN proxy card.

Only holders of record of Common Stock on the Annual Meeting Record Date will be entitled to vote at the Annual Meeting. If you are a Shareholder of record on the Annual Meeting Record Date, you will retain the voting rights in connection with the Annual Meeting even if you sell such shares after the Annual Meeting Record Date. Accordingly, it is important that you vote the shares of Common Stock held by you on the Annual Meeting Record Date, or grant a proxy to vote such shares on the GREEN proxy card, even if you sell such shares after such date.

The Committee believes that it is in your best interest to elect the Committee's Nominee as a Director at the Annual Meeting. THE COMMITTEE STRONGLY RECOMMENDS A VOTE FOR THE COMMITTEE NOMINEE AND FOR THE PROPOSED AUDITORS.

           GA FINANCIAL,INC.COMMITTEE TO PRESERVE SHAREHOLDER VALUE.


                              I M P O R T A N T !!!

If your shares are held in "Street Name" only your bank or broker can vote your shares and only upon receipt of your specific instructions. Please return the proxy provided to you or contact the person responsible for your account and instruct them to vote for the Committee's Nominee on the GREEN proxy card.

If you have any questions, or need further assistance, please call Lawrence Seidman at 973-560-1400, Extension 108, or, our proxy solicitor: D. F. King & Co., Att: Richard Grubaugh, 48 Wall Street, New York, New York 10005, at
(800) 290-6426.

                                   APPENDIX A

                      THE COMMITTEE TO PRESERVE SHAREHOLDER
                             VALUE AND ITS NOMINEES

The participants who comprise the Committee own in the aggregate 312,542 shares of Common Stock, representing approximately 6.07% of the shares outstanding and are as follows:

Seidman and Associates, L.L.C. ("SAL"), is a New Jersey limited liability company, organized to invest in securities, whose principal and executive offices are located at 19 Veteri Place, Wayne, New Jersey 07470. Lawrence Seidman is the Manager of SAL and has sole investment discretion and voting authority with respect to such securities.

Seidman Investment Partnership, L.P. ("SIP"), is a New Jersey limited partnership, whose principal and executive offices are located at 19 Veteri Place, Wayne, NJ 07470. Veteri Place Corporation is the sole General Partner of SIP and Lawrence Seidman is the only shareholder director and officer of Veteri Place Corporation. Seidman has sole investment discretion and voting authority with respect to such securities.

Seidman Investment Partnership II, L.P. ("SIPII"), is a New Jersey limited partnership, whose principal and executive offices are located at 19 Veteri Place, Wayne, NJ 07470. Veteri Place Corporation is the sole General Partner of SIPII and Lawrence Seidman is the only shareholder director and officer of Veteri Place Corporation. Seidman has sole investment discretion and voting authority with respect to such securities.

Kerrimatt, LP (Kerrimatt), is a limited partnership formed, in part, to invest in stock of public companies whose principal and executive offices are located at 80 Main Street, West Orange, New Jersey 07052. Lawrence Seidman has the sole investment discretion and voting authority with respect to such securities until September 27, 2003

Federal Holdings L.L.C. ("Federal"), is a New York limited liability company, organized to invest in securities, whose principal and executive offices are located at One Rockefeller Plaza, 31st Floor, New York, NY 10020. Lawrence B. Seidman is the Manager of Federal and has sole investment discretion and voting authority with respect to such securities.

Pollack Investment Partnership ("PIP") is a New Jersey limited partnership whose principal and executive offices are located at 47 Blueberry Drive, Woodcliff Lakes, New Jersey 07677. Pollack and Seidman are co-general partners of PIP and share the investment discretion and voting authority with respect to such securities.

Lawrence Seidman is a private investor, with discretion over certain client accounts and is the Manager of Federal and SAL, and the President of the Corporate General Partner of SIP and SIP II, co-general partner of PIP and the investment manager of Kerrimatt. See Footnote No. 1 below for information concerning regulatory action.

Dennis Pollack is the co-general partner of PIP and shares discretion with Seidman with respect to this entity, and is a businessman and a private investor. In addition, Mr. Pollack is the President and Chief Executive Officer of Pegasus Funding Group, Inc. and Executive Vice President of New York NationalBank.

The following sets forth the name, business address, and the number of shares of Common Stock of the Company beneficially owned as of March --, 2003, by each of the Committee Members [The actual stock purchase transactions are set forth on Exhibit B.]
                                                     Number of Shares
                                                     of Common Stock
                                                       Beneficially
          Name                                       Owned & Owned    Percent
         Class             Business Address          in Record Name    of
------------------------------------------------------------------------------
1. Seidman and Associates   Lanidex Center,            81,990        1.566
   L.L.C.(SAL)              100 Misty Lane
                            Parsippany, NJ 07054
2. Seidman Investment       19 Veteri Place             41,007        .783
   Partnership, L.P.(SIP)   Wayne, NJ 07470
3. Seidman Investment       19 Veteri Place             41,007        .783
   Partnership II, L.P.(SIPII) Wayne, NJ 07470
4. Lawrence Seidman and     19 Veteri Place            301,092       5.751
   discretionary clients    Wayne, NJ 07470
    (1) (2)
5. Federal Holdings, LLC    One Rockefeller Plaza       41,007        .783
   (Federal)                New York, NY 10020
6. Kerrimatt, LP            80 Main St.                 41,007        .783
   (Kerrimatt)              West Orange, NJ 07052
7. Pollack Investment       47 Blueberry Drive          41,007        .783
   Partnership, L.P. (PIP)  Woodcliff Lake, NJ 07677
8. Dennis Pollack (2)       47 Blueberry Drive          52,457       1.002
   (Pollack)                Woodcliff Lake, NJ 07677

------------------
(1)    Includes all shares owed by SAL, SIP, SIPII, Federal, Kerrimatt, and PIP.
(2)    Includes shares owned by PIP.
Seidman may be deemed to have sole voting power and dispositive power as to 260,085 shares beneficially owned by SIP, SIP II, SAL, Kerrimatt and Federal and his discretionary clients and shared voting power and dispositive power with Pollack as to the 41,007 shares owned by PIP. Pollack has the sole voting authority and depositive power for 11,450 shares owned by his family and him. On November 8, 1995, the acting director of the Office of Thrift Supervision (OTS) issued a Cease and Desist Order against Seidman ("C & D") after finding that Seidman recklessly engaged in unsafe and unsound practices in the business of an insured institution. The C & D actions complained of were Seidman's allegedly obstructing an OTS investigation. The C & D ordered him to cease and desist from
(i) any attempts to hinder the OTS in the discharge of its regulatory responsibilities, including the conduct of any OTS examination or investigation; and (ii) any attempts to induce any person to withhold material information from the OTS related to the performance of its regulatory responsibilities. The Order also provides that for a period of no less than three (3) years if Seidman becomes an institution-affiliated party of any insured depository institution subject to the jurisdiction of the OTS, to the extent that his responsibilities include the preparation or review of any reports, documents, or other information that would be submitted or reviewed by the OTS in the discharge of its regulatory functions, all such reports, documents, and other information shall, prior to submission to, or review by the OTS, be independently reviewed by the Board of Directors or a duly appointed committee of the Board to ensure that all material information and facts have been fully and adequately disclosed. In addition, a civil money penalty in the amount of $20,812 was assessed.

EXHIBIT B

Stock Purchase Transactions
    Entity                      Date    Cost              Cost           Shares
                                Purch   per
                                        Share
-------------------------------------------------------------------------------
1-Seidman & Assoc             2/6/02   17.15           151,949.00         8,860
1-Seidman & Assoc             7/19/02  17.9318          29,587.47         1,650
1-Seidman & Assoc             7/23/02  17.5778          63,280.08         3,600
1-Seidman & Assoc             7/23/02  18.0673          40,651.43         2,250
1-Seidman & Assoc             7/24/02  17.0937         122,219.96         7,150
1-Seidman & Assoc             7/30/02  17.5149          52,544.70         3,000
1-Seidman & Assoc             8/12/02  19.1052          32,192.26         1,685
1-Seidman & Assoc             8/15/02  19.45            63,990.50         3,290
1-Seidman & Assoc             8/19/02  19.3842          39,349.93         2,030
1-Seidman & Assoc             8/26/02  19.5             31,785.00         1,630
1-Seidman & Assoc             8/27/02  19.518           48,599.82         2,490
1-Seidman & Assoc             8/29/02  19.25            26,372.50         1,370
1-Seidman & Assoc             9/3/02   19.1844          52,757.10         2,750
1-Seidman & Assoc             9/4/02   19.1475          70,845.75         3,700
1-Seidman & Assoc             9/9/02   19.15            10,724.00           560
1-Seidman & Assoc             9/12/02  19.2             11,040.00           575
1-Seidman & Assoc             9/30/02  19.25            55,055.00         2,860
1-Seidman & Assoc             10/1/02  19.15            54,769.00         2,860
1-Seidman & Assoc             10/9/02  19.07            40,809.80         2,140
1-Seidman & Assoc            10/14/02  18.95            39,984.50         2,110
1-Seidman & Assoc            10/23/02  19.15           218,884.50        11,430
1-Seidman & Assoc             11/4/02  20.05           280,701.40        14,000
Sub-total                                            1,538,093.70        81,990

1-SIP                         2/6/02   17.15            75,974.50         4,430
1-SIP                         7/19/02  17.9318          13,807.49           770
1-SIP                         7/23/02  17.5778          31,640.04         1,800
1-SIP                         7/23/02  18.0673          20,054.70         1,110
1-SIP                         7/24/02  17.0937          61,024.51         3,570
1-SIP                         7/30/02  17.5149          24,520.86         1,400
1-SIP                         8/12/02  19.1052          16,105.68           843
1-SIP                         8/15/02  19.45            31,936.90         1,642
1-SIP                         8/19/02  19.3842          19,655.58         1,014
1-SIP                         8/26/02  19.5             15,873.00           814
1-SIP                         8/27/02  19.518           24,299.91         1,245
1-SIP                         8/29/02  19.25            13,205.50           686
1-SIP                         9/3/02   19.1844          26,282.63         1,370
1-SIP                         9/4/02   19.1475          34,465.50         1,800
1-SIP                         9/9/02   19.15             6,281.20           328
1-SIP                         9/12/02  19.2             5,472.00           285
1-SIP                         9/30/02  19.25            27,489.00         1,428
1-SIP                         10/1/02  19.15            27,346.20         1,428
1-SIP                         10/9/02  19.07            20,443.04         1,072
1-SIP                        10/14/02  18.95            20,049.10         1,058
1-SIP                        10/23/02  19.15           109,423.10         5,714
1-SIP                         11/4/02  20.05           144,360.72         7,200
Sub-total                                              769,711.16        41,007

1-SIP II                      2/6/02   17.15            75,974.50         4,430
1-SIP II                      7/19/02  17.9318          13,807.49           770
1-SIP II                      7/23/02  17.5778          31,640.04         1,800
1-SIP II                      7/23/02  18.0673          20,054.70         1,110
1-SIP II                      7/24/02  17.0937          61,024.51         3,570
1-SIP II                      7/30/02  17.5149          24,520.86         1,400
1-SIP II                      8/12/02  19.1052          16,105.68           843
1-SIP II                      8/15/02  19.45            31,936.90         1,642
1-SIP II                      8/19/02  19.3842          19,655.58         1,014
1-SIP II                      8/26/02  19.5             15,873.00           814
1-SIP II                      8/27/02  19.518           24,299.91         1,245
1-SIP II                      8/29/02  19.25            13,205.50           686
1-SIP II                      9/3/02   19.1844          26,282.63         1,370
1-SIP II                      9/4/02   19.1475          34,465.50         1,800
1-SIP II                      9/9/02   19.15             6,281.20           328
1-SIP II                      9/12/02  19.2              5,472.00           285
1-SIP II                      9/30/02  19.25            27,489.00         1,428
1-SIP II                      10/1/02  19.15            27,346.20         1,428
1-SIP II                      10/9/02  19.07            20,443.04         1,072
1-SIP II                     10/14/02  18.95            20,049.10         1,058
1-SIP II                     10/23/02  19.15           109,423.10         5,714
1-SIP II                      11/4/02  20.05           144,360.72         7,200
Sub-total                                              769,711.16        41,007

2-Federal Holdings             2/6/02  17.15            75,974.50         4,430
2-Federal Holdings            7/19/02  17.9318          13,807.49           770
2-Federal Holdings            7/23/02  17.5778          31,640.04         1,800
2-Federal Holdings            7/23/02  18.0623          20,049.15         1,110
2-Federal Holdings            7/24/02  17.0937          61,024.51         3,570
2-Federal Holdings            7/30/02  17.5149          24,520.86         1,400
2-Federal Holdings            8/12/02  19.1052          16,105.68           843
2-Federal Holdings            8/15/02  19.45            31,936.90         1,642
2-Federal Holdings            8/19/02  19.3842          19,655.58         1,014
2-Federal Holdings            8/26/02  19.5             15,873.00           814
2-Federal Holdings            8/27/02  19.518           24,299.91         1,245
2-Federal Holdings            8/29/02  19.25            13,205.50           686
2-Federal Holdings            9/3/02   19.1844          26,282.63         1,370
2-Federal Holdings            9/4/02   19.1475          34,465.50         1,800
2-Federal Holdings            9/9/02   19.15             6,281.20           328
2-Federal Holdings            9/12/02  19.2              5,472.00           285
2-Federal Holdings            9/30/02  19.25            27,489.00         1,428
2-Federal Holdings            10/1/02  19.15            27,346.20         1,428
2-Federal Holdings            10/9/02  19.07            20,443.04         1,072
2-Federal Holdings           10/14/02  18.95            20,049.10         1,058
2-Federal Holdings           10/23/02  19.15           109,423.10         5,714
2-Federal Holdings            11/4/02  20.05           144,360.72         7,200
Sub-total                                              769,705.61        41,007

2-Kerri-Matt                  2/6/02   17.15            75,974.50         4,430
2-Kerri-Matt                  7/19/02  17.9318          13,807.49           770
2-Kerri-Matt                  7/23/02  17.5778          31,640.04         1,800
2-Kerri-Matt                  7/23/02  18.0673          20,054.70         1,110
2-Kerri-Matt                  7/24/02  17.0937          61,024.51         3,570
2-Kerri-Matt                  7/30/02  17.5149          24,520.86         1,400
2-Kerri-Matt                  8/12/02  19.1052          16,105.68           843
2-Kerri-Matt                  8/15/02  19.45            31,936.90         1,642
2-Kerri-Matt                  8/19/02  19.3842          19,655.58         1,014
2-Kerri-Matt                  8/26/02  19.5             15,873.00           814
2-Kerri-Matt                  8/27/02  19.518           24,299.91         1,245
2-Kerri-Matt                  8/29/02  19.25            13,205.50           686
2-Kerri-Matt                  9/3/02   19.1844          26,282.63         1,370
2-Kerri-Matt                  9/4/02   19.1475          34,465.50         1,800
2-Kerri-Matt                  9/9/02   19.15             6,281.20           328
2-Kerri-Matt                  9/12/02  19.2              5,472.00           285
2-Kerri-Matt                  9/30/02  19.25            27,489.00         1,428
2-Kerri-Matt                  10/1/02  19.15            27,346.20         1,428
2-Kerri-Matt                  10/9/02  19.07            20,443.04         1,072
2-Kerri-Matt                 10/14/02  18.95            20,049.10         1,058
2-Kerri-Matt                 10/23/02  19.15           109,423.10         5,714
2-Kerri-Matt                  11/4/02  20.05           144,360.72         7,200
Sub-total                                              769,711.16        41,007

2-Pollack Invest Prtshp       2/6/02   17.15            75,974.50         4,430
2-Pollack Invest Prtshp       7/19/02  17.9318          13,807.49           770
2-Pollack Invest Prtshp       7/23/02  17.5778          31,640.04         1,800
2-Pollack Invest Prtshp       7/23/02  18.0673          20,054.70         1,110
2-Pollack Invest Prtshp       7/24/02  17.0937          61,024.51         3,570
2-Pollack Invest Prtshp       7/30/02  17.5149          24,520.86         1,400
2-Pollack Invest Prtshp       8/12/02  19.1052          16,105.68           843
2-Pollack Invest Prtshp       8/15/02  19.45            31,936.90         1,642
2-Pollack Invest Prtshp       8/19/02  19.3842          19,655.58         1,014
2-Pollack Invest Prtshp       8/26/02  19.5             15,873.00           814
2-Pollack Invest Prtshp       8/27/02  19.518           24,299.91         1,245
2-Pollack Invest Prtshp       8/29/02  19.25            13,205.50           686
2-Pollack Invest Prtshp       9/3/02   19.1844          26,282.63         1,370
2-Pollack Invest Prtshp       9/4/02   19.1475          34,465.50         1,800
2-Pollack Invest Prtshp       9/9/02   19.15             6,281.20           328
2-Pollack Invest Prtshp       9/12/02  19.2             5,472.00            285
2-Pollack Invest Prtshp       9/30/02  19.25            27,489.00         1,428
2-Pollack Invest Prtshp       10/1/02  19.15            27,346.20         1,428
2-Pollack Invest Prtshp       10/9/02  19.07            20,443.04         1,072
2-Pollack Invest Prtshp      10/14/02  18.95            20,049.10         1,058
2-Pollack Invest Prtshp      10/23/02  19.15           109,423.10         5,714
2-Pollack Invest Prtshp       11/4/02  20.05           144,360.72         7,200
Sub-total                                              769,711.16        41,007

Dennis Pollack & Family       7/23/02  17.8855           8,942.75           500
Dennis Pollack & Family       8/2/02   18.0025           1,800.25           100
Dennis Pollack & Family       8/19/02  19.325            9,662.50           500
Dennis Pollack & Family       8/19/02  19.3355           9,667.75           500
Dennis Pollack & Family       8/20/02  19.4803          19,480.25         1,000
Dennis Pollack & Family       8/22/02  19.6316          15,705.25           800
Dennis Pollack & Family       8/23/02  19.625           11,775.00           600
Dennis Pollack & Family       8/23/02  19.6375           1,963.75           100
Dennis Pollack & Family       8/26/02  19.5955           9,797.75           500
Dennis Pollack & Family       8/27/02  19.5303          19,530.25         1,000
Dennis Pollack & Family       8/30/02  19.3316          15,465.25           800
Dennis Pollack & Family       9/5/02   19.2303          19,230.25         1,000
Dennis Pollack & Family       9/18/02  19.5303          19,530.25         1,000
Dennis Pollack & Family       9/20/02  19.75             3,950.25           200
Dennis Pollack & Family       9/24/02  19.58             9,792.00           500
Dennis Pollack & Family       9/24/02  19.58            12,729.00           650
Dennis Pollack & Family       9/27/02  19.4803          19,480.25         1,000
Sub-total                                              222,210.50        11,450

Lawrence Seidman & Clients    2/6/02   17.15            53,456.55         3,117
Lawrence Seidman & Clients    10/7/02  19.5              1,950.00           100
Lawrence Seidman & Clients    10/8/02  19.3173          17,385.59           900
Lawrence Seidman & Clients    10/8/02  19.11             1,911.00           100
Lawrence Seidman & Clients    10/8/02  19.337            9,668.48           500
Lawrence Seidman & Clients    10/8/02  19.3189          19,318.87         1,000
Lawrence Seidman & Clients    10/8/02  19.3204          15,456.31           800
Lawrence Seidman & Clients    10/8/02  19.3243          13,527.03           700
Lawrence Seidman & Clients    10/9/02  19.11            17,199.00           900
Lawrence Seidman & Clients    9/27/02  19.52            39,049.66         2,000
Lawrence Seidman & Clients    9/27/02  19.18            18,224.67           950
Lawrence Seidman & Clients    9/27/02  19.527           29,290.50         1,500
Lawrence Seidman & Clients    9/27/02  19.527           29,290.50         1,500
Sub-total                                              265,728.16        14,067

TOTAL                                                5,874,582.61       312,542

                                    P R O X Y

THIS PROXY IS SOLICITED IN OPPOSITION TO THE BOARD OF DIRECTORS OF GA FINANCIAL INC. BY THE COMMITTEE TO PRESERVE SHAREHOLDER VALUE.

                         ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints Lawrence Seidman with full power of substitution as proxy for the undersigned, to vote all shares of common stock, par value $.01 per share of GA Financial, Inc., (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on April 23, 2003, or any adjournment(s) or postponement(s) thereof (the "Meeting"), as follows:

1. ELECTION OF DIRECTORS - To elect LAWRENCE SEIDMAN

             -- FOR                 -- WITHHOLD

To withhold authority to vote for the election of Lawrence Seidman, write the respective name in the following space or withhold authority for Lawrence Seidman by placing an X next to Withhold.)

The Committee intends to use this proxy to vote for one person who has been nominated by the Company to serve as director, other than the Company Nominees noted below. You should refer to the Company's proxy statement and form of proxy distributed by the Company for the names, backgrounds, qualifications and other information concerning the Company's Nominees. The Committee is NOT seeking authority to vote for and will NOT exercise any authority for John M. Kish, one of the Company's two Nominees. There is no assurance that any of the Company's Nominees will serve if elected with the Committee's Nominee. You may withhold authority to vote for an additional Company Nominee, by writing the name of the Company Nominee in the following space below:

2. APPOINTMENT OF KPMG, LLP, AS INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003:

                    For ___ Against ___ Abstain __

 IMPORTANT:  PLEASE SIGN AND DATE ON THE REVERSE SIDE.


This proxy, when properly executed, will be voted in the manner directed herein by the undersigned Shareholder. Unless otherwise specified, this proxy will be voted "FOR" the election of the Committee's Nominee as a Director and "FOR" the appointment of KPMG, LLP, the independent accountants. This proxy revokes all prior proxies given by the undersigned.

In his discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting, or any adjournments or postponements thereof, as provided in the proxy statement provided herewith.

Please sign exactly as your name appears hereon or on your proxy cards previously sent to you. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporation name by the President or other duly authorized officer. If a partnership, please sign in partnership name by authorized person. This proxy card votes all shares held in all capacities.

                                       Dated:___________________________________

                                       _________________________________________
                                                                     (Signature)
                                       _________________________________________
                                                    (Signature, if jointly held)

                                     Title: ____________________________________


 PLEASE SIGN, DATE, AND MAIL THIS PROXY CARD TODAY.